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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           __________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                           __________________________


                               POLYONE CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 OHIO                                   34-1730488
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


Suite 36 - 5000
200 Public Square
Cleveland, Ohio                                         44114-2304
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(Address of Principal Executive Offices)                (Zip Code)



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the
         following box.    [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the
         following box.        [ ]

Securities Act registration statement file number to which this form relates:

                                    333-37344
                                -----------------
                                 (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
COMMON SHARES, PAR VALUE $0.01 PER SHARE
OF POLYONE CORPORATION                               NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of PolyOne Corporation's common shares, par value $0.01 per share, required by this Item is contained in the registrant's registration statement on Form S-4 (Registration No. 333-37344) under the Securities Act of 1933, filed with the Securities and Exchange Commission on May 18, 2000, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the captions "Description of PolyOne Corporation Capital Stock" and "Comparison of Rights of Holders of Geon and Hanna Common Stock and PolyOne Corporation Common Shares," is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              POLYONE CORPORATION
                                                   (Registrant)

Date:   August 31, 2000                 By:       /s/ Gregory L. Rutman
                                           ----------------------------
                                          Name:   Gregory L. Rutman
                                          Title:  Vice President, Chief
                                                  Legal Officer and Secretary